UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

HARBOR CUSTOM DEVELOPMENT, INC.
(Exact name of registrant as specified in its charter)

Washington	46-4827436
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11505 Burnham Drive, Suite 301 Gig Harbor, Washington	98332
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.0% Series A Cumulative Convertible Preferred Stock, no par value	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	The Nasdaq Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [  ]

If this Form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333- 255229

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant’s Securities to be Registered.

The securities to be registered hereby are the 8.0% Series A Cumulative Convertible Preferred Stock, no par value per share (the “Series A Preferred Shares”) and Warrants to purchase common stock, no par value per share (the “Warrants”), of Harbor Custom Development, Inc., a Washington corporation (the “Registrant”). The description of the Registrant’s Series A Preferred Shares and Warrants are included under the heading “Description of the Securities That We Are Offering” contained in the Registrant’s registration statement on Form S-1 (File No. 333-255229), filed with the Securities and Exchange Commission on April 14, 2021, as amended by one or more amendments to such registration statement filed with the Commission after such date and by any prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with the offering of securities registered under such registration statement, which description is incorporated herein by reference.

The Series A Preferred Shares and Warrants to be registered hereunder have been approved for listing on The Nasdaq Capital Market of the The Nasdaq Stock Market LLC under the symbols “HCDIP” and “HCDIW,” respectively.

Item 2.	Exhibits.

Exhibit Number	Description	Form	Exhibit	Filing Date	Filed Herewith
3.1	Certificate of Conversion and Articles of Incorporation of the Registrant filed with the Washington Secretary of State on October 1, 2018	S-1	3.1	03/31/2020
3.2	Amended and Restated Articles of Incorporation of the Registrant filed with the Washington Secretary of State on December 7, 2018	S-1	3.2	03/31/2020
3.3	Amended and Restated Articles of Incorporation of the Registrant filed with the Washington Secretary of State on August 1, 2019	S-1	3.3	03/31/2020
3.4	2nd Amended and Restated Bylaws of the Registrant, dated January 15, 2020	S-1	3.4	03/31/2020
3.5	Amended Articles of Incorporation of the Registrant filed with the Washington Secretary of State on April 16, 2020	S-1/A	3.5	04/28/2020
4.1	Form of Certificate of Designation of Series A Preferred Shares	S-1	4.3	04/14/2021
4.2	Form of Warrant Agency Agreement	S-1	4.4	04/14/2021

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

HARBOR CUSTOM DEVELOPMENT, INC.

Date: June 8, 2021	By:	/s/ Jeff Habersetzer
Jeff Habersetzer
Chief Operating Officer, General Counsel, and Secretary